UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

865 South Figueroa Street, Suite 3400, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

(213) 613-3226
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the Company), in connection with the matters described herein.

Item 1.01  Entry into a Material Definitive Agreement

On May 10, 2005, the Company entered into Amendment No. 2 (“Amendment No. 2”) to its Amended and Restated Credit Agreement, dated as of April 23, 2004 and amended November 15, 2004 (the “Credit Agreement”) (incorporated by reference to Exhibit 10.1(b) of the CB Richard Ellis Group, Inc. Amendment No. 2 to Registration Statement on Form S-1 filed with the SEC (No. 333-112867) on April 30, 2004, and Exhibit 10.1(c) of the CB Richard Ellis Group, Inc. Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC (No. 333-120445) on November 24, 2004), with the Lenders (as defined under the Credit Agreement) and Credit Suisse First Boston.  Under the Credit Agreement, the Company is required to calculate its Excess Cash Flow (as defined in the Credit Agreement) within 45 days after the close of the second quarter of each fiscal year of the Company.  Depending on the Company’s Leverage Ratio (as defined in the Credit Agreement), up to 75% of the calculated remaining Excess Cash Flow is required to be used to pay down the Company’s Term B loan under the Credit Agreement.  Under Amendment No. 2, if the Company’s Leverage Ratio is below 2.5 to 1.0, the Company is not required to pay down the Term B loan from Excess Cash Flow.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 13, 2005	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ KENNETH J. KAY
Kenneth J. Kay
Chief Financial Officer